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Exhibit 23

Consent of Independent Registered Public Accounting Firm

Clean Diesel Technologies, Inc.
Oxnard, California

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-181443, 333-183204 and 333-204309) and Form S-8 (Nos. 333-182009, 333-151777, 333-117057, 333-16939, and 333-33276) of Clean Diesel Technologies, Inc. of our report dated March 30, 2016, relating to the consolidated financial statements of Clean Diesel Technologies, Inc., which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, LLP Los Angeles, California March 30, 2016

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm